UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2011

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 90839
(Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On November 4, 2011, MusclePharm Corporation (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Southridge Partners II, LP (the “Investor” or “Southridge”), a limited partnership organized and existing under the laws of the State of Delaware.

Pursuant to the Equity Purchase Agreement, the Investor shall commit to purchase up to Ten Million Dollars ($10,000,000) of the Company’s common stock over the course of twenty-four (24) months commencing on the effective date of the initial Registration Statement (as defined below), covering the Registrable Securities (as defined below) pursuant to the Equity Purchase Agreement. The put option price is ninety-four percent (94%) of the average of the two lowest closing bid prices of any two applicable trading days during the five (5) trading day period commencing on the day after (i) a put notice is delivered to the Investor and (ii) estimated put shares are delivered and cleared through the Investor’s brokerage account, in the manner provided by the Equity Purchase Agreement.

The “Registrable Securities” include the put shares and any securities issued or issuable by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities. The amount of the Registrable Securities required to be included in the initial Registration Statement shall be no less than the maximum amount of common stock permitted by the SEC to be included in a Registration Statement pursuant to Rule 415 (the “Rule 415 Amount”) promulgated under the Securities Act of 1933, as amended (the “Act”), and shall file additional Registration Statement(s) to register additional Rule 415 Amounts until all the Registrable Securities are registered.

In connection with the Equity Purchase Agreement, the Company (i) issued to the Investor 500,000 five-year warrants to purchase shares of the Company’s common stock at an exercise price equal to 120% of the average of the closing prices of the common stock during the twenty trading days during which the common stock has traded prior to the exercise date.

Series C Purchase Agreement

Additionally, on November 4, 2011, the Company entered into an exchange and purchase agreement (the “Series C Agreement”) with Southridge, pursuant to which the Company issued to Southridge 190 shares of the Company’s Series C Preferred Stock in exchange for (i) $100,000 cash and (ii) the elimination of $90,000 worth of accrued fees to Southridge.

The above descriptions of the Equity Purchase Agreement, Registration Rights Agreement, warrant and Series C Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2011, the Company amended its certificate of incorporation by filing a certificate of designation with the Secretary of State of the State of Nevada that designates a series of convertible preferred stock.  The following is a summary of the terms of the Company’s Series C Convertible Preferred Stock:

•	Stated Value: The stated value per share of the Series C Convertible Preferred Stock is $1000.00.

•	Voting Rights: The holders of the Series C Convertible Preferred Stock are not entitled to vote with the Company’s common stockholders.

•
Protective Provisions: As long as any Series C Convertible Preferred Stock is outstanding, we are prohibited from taking any of the following actions without the consent of a majority of the then outstanding Series C Convertible Preferred Stock.

o	(i) alter or change adversely the powers, preferences or rights given to the Series C Convertible Preferred Stock;

o	(ii) alter or amend the certificate of designation;

o	(iii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation or otherwise senior to or pari passu with the Series C Convertible Preferred Stock;

o	(iv) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of the Series C Convertible Preferred Stock;

o	(v) increase the authorized or designated number of shares of Series C Convertible Preferred Stock;

o	(vi) issue any additional shares of Series C Convertible Preferred Stock; or

o	(vii) enter into any agreement with respect to the foregoing.

•
Voluntary Conversion: A holder of Series C Convertible Preferred Stock can elect to convert its Series C Convertible Preferred Stock into shares of our common stock at any time from and after the Original Issue Date (as defined in the certificate of designation).  Each share of Series C Convertible Preferred Stock is convertible into that number of shares of our common stock determined by dividing the stated value of such share of Series C Convertible Preferred Stock (as increased for accrued dividends) by the conversion price.

•
Conversion Price: The conversion price is the higher of (i) $0.01 and (ii) such price that is a 50% discount to the average of the low 2 closing bid prices for the Company’s common stock  for the five trading days immediately prior to such day that a holder delivers a notice of conversion to the Company, subject to adjustment.

The summary of the rights, privileges and preferences of the Series C Convertible Preferred Stock described above is qualified in its entirety by reference to the certificate of designation, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Series C Certificate of Designation, filed with the Secretary of State of the State of Nevada on October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: November 4, 2011	By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer